EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-277452) of Gladstone Investment Corporation of our report dated May 13, 2025 relating to the financial statements, financial statement schedule, and senior securities table, which appears in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Washington, District Of Columbia
May 13, 2025